                                                                   Exhibit 10.21

                        STOCK PURCHASE AND SALE AGREEMENT

         This STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") made and entered into as of this 8th day of July, 1999, by and between NATIONWIDE CORPORATION, an Ohio corporation (the "Seller"), and NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Employers Life Insurance Company of Wausau ("ELOW"); and

         WHEREAS, Purchaser desires to purchase and Seller desires to sell all of the outstanding shares of capital stock of ELOW on the terms and subject to the conditions contained in the Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in the Agreement, the parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

         Section 1. PURCHASE AND SALE. At the closing (the "Closing"), (hereinafter defined) Seller shall sell, transfer, assign, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from Seller Two Hundred Fifty Thousand (250,000) shares of common stock of ELOW, par value of $10.00 (the "Shares"), which Shares constitute all of the issued and outstanding capital stock of ELOW.

         Section 2. CLOSING. The Closing of the purchase of the Shares shall take place at the offices of Purchaser, Columbus, Ohio, on or as of September 1, 1999 ("Closing Date"), subject to regulatory approval, or such earlier or later date as the parties may mutually agree.

         Section 3.  PURCHASE PRICE.

         (a) PURCHASE PRICE. The purchase price for the Shares shall be calculated prior to Closing, but in no event shall such amount exceed One Hundred Fifty Million Dollars ($150,000,000)(the "Purchase Price").

         (b) METHOD OF PAYMENT. The amount of the Purchase Price payable at Closing shall be by bank wire transfer in immediately available funds to Seller at accounts designated in writing by Seller to Purchaser prior to the Closing Date.

         Section 4. ACTIONS AT THE CLOSING: FURTHER ASSURANCES.

         (a) ACTIONS BY SELLER. At the Closing, Seller shall deliver to
Purchaser:

                  (1) One (1) or more stock certificate(s) representing all Shares, duly endorsed in blank or accompanied by duly executed stock powers;

                  (2) A certificate of an officer of Seller (A) attesting that Seller has caused a reasonable examination to be made into all matters affecting the warranties and representations of Seller set forth herein, (B) attesting to the best of his knowledge that, as of the Closing Date, each of the representations and warranties of Seller contained herein is true and (C) attesting that Seller has performed all of the obligations to be performed by it under this Agreement, from the date hereof through the Closing Date;

                  (3) A certified copy of the resolution of Seller by which the Board of Directors of Seller authorized execution of this Agreement and the sale of the Shares;

                  (4) Resignations dated as of the Closing of certain officers and directors of Seller, and;

                  (5) Such other documents as may be necessary or appropriate, in the reasonable opinion of Purchaser or its counsel, to evidence the authorization of, and to effect the sale and purchase of the Shares as contemplated by this Agreement.

         (b) ACTIONS BY PURCHASER. At the Closing, Purchaser shall:

                  (1) Wire transfer the Purchase Price to an account of Seller, as designated in writing by Seller prior to the Closing;

                  (2) Deliver a certificate of an officer of Purchaser (A) attesting that Purchaser has caused a reasonable examination to be made into all matters affecting the warranties and representations of Purchaser set forth herein, (B) attesting to the best of his knowledge that, as of the Closing Date, each of the representations and warranties of Purchaser contained herein is true and (C) attesting that Purchaser has performed all of the Obligations to be performed by it under this Agreement, from the date hereof through the Closing Date;

                  (3) Deliver a certified copy of the resolution of Purchaser by which the Board of Directors of Purchaser authorized execution of this Agreement and the purchase of the Shares; and

                  (4) Deliver such other documents as may be necessary or appropriate, in the reasonable opinion of Seller or its counsel, to evidence the authorization of, and to effect the sale and purchase of the Shares as contemplated by this Agreement.

         Section 5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents, warrants and agrees that the following statements are true and correct as of the date hereof and will be true and correct on the Closing Date:

         (a)      ORGANIZATION; CAPITALIZATION; THE SHARES.

                  (1) Seller is a corporation duly organized and validly existing under the laws of the State of Ohio and has the corporate power to own, operate and sell its properties and to carry on its business as it is now being conducted. Seller owns all of the issued and outstanding Shares of ELOW.

                  (2) ELOW is a corporation duly organized, validly existing and in good standing as a life insurance company under the laws of the State of Wisconsin and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and to carry on its business as it is now being conducted. ELOW holds valid and duly issued licenses, all of which are in good standing, to carry on the types of insurance business and in the states listed on SCHEDULE 5(a) attached hereto.

                  (3) The authorized capital stock of ELOW consists solely of five hundred thousand (500,000) shares of common stock, with a par value of Ten Dollars ($10.00) each. The issued and outstanding capital stock of ELOW consists solely of the Shares, all of which are validly issued, fully paid, nonassessable and owned by Seller, free and clear of any lien, pledge, charge, adverse claim, option, voting trust, proxy or encumbrance. There are no outstanding options, contracts, calls, commitments, preemptive rights or commitments of any nature relating to the authorized but unissued Shares. Seller has the full legal right, power and authority to sell, assign, transfer and deliver the Shares to Purchaser, free and clear of any lien, Pledge, charge, adverse claim, option, voting trust, proxy or encumbrance. Upon delivery to Purchaser, on the Closing Date, of the certificate(s) provided for in Section 4(a)(l) hereof, Purchaser will acquire good title to all of the outstanding Shares of capital stock of ELOW, free and clear of any lien, pledge, charge, adverse claim, option, voting trust, proxy or encumbrance, other than those created by or through Purchaser, or as a result of Purchaser's application for acquisition of control of ELOW. The sale, assignment, transfer and delivery of the Shares to Purchaser hereunder will not violate, nor constitute a default under, the terms of any agreement, judgment, order, writ or decree under which Seller is or may be bound.

                  (4) The articles of incorporation, bylaws, minute books and stock certificate books of ELOW are complete, correct and contain all amendments thereto to date (in the case of the articles and bylaws), a record of all stock issuances and transfers (in the case of the stock certificate books), and, to the best knowledge and belief of Seller, a record of all corporate proceedings of ELOW (in the case of the minute books).

         (b) AUTHORITY FOR AGREEMENT. Seller has, or shall have at the time of Closing, all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly authorized by all necessary corporate action on the part of Seller, and receipt of all appropriate regulatory approval prior to the Closing Date and this Agreement, as executed and delivered by Seller acting through its duly authorized officers, shall constitute the valid and legally binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

         (c) THIRD PARTY AUTHORIZATION. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, bureau, agency or commission, or any third party, is required to be obtained or made by Seller in connection with the execution, delivery, performance, validity and enforceability of this Agreement or in connection with its sale of the Shares except the approval of the Insurance Commissioner of the State of Wisconsin and the Insurance Commissioner of the State of California ("Seller's Required Consents").

         (d) FINANCIAL STATEMENTS. Seller has provided to Purchaser correct and complete copies of the 1997 and 1998 Annual Statements of ELOW, and will provide the unaudited balance sheet and income statement of ELOW as of each quarter during 1999 through the Closing Date, if available. The annual statements referred to in the foregoing sentence are referred to hereinafter as the "Statements." The Statements have been prepared in a manner permitted, to the best knowledge of Seller, under statutory authority of the State of Wisconsin Department of Insurance, on a consistent basis, during the periods covered by each such Statement, except as disclosed in the auditor's report and notes to such Statements. The Statements have been prepared in accordance with statutory accounting rules and regulations and are true, correct and complete and fairly present the financial position and results of operations of ELOW as of the dates and for the periods covered by such Statements.

         (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998 (or such date as is otherwise indicated in the following subparagraphs), other than those items described in SCHEDULE 5(E), there has not occurred or been:

                  (1) Any material, adverse change in the operations, business, properties or assets of ELOW, to the best knowledge and belief of Seller, nor is there currently any other condition, of any character, materially and adversely affecting the operations, business, properties or assets of ELOW which, with the passage of time, is likely to have such effect;

                  (2) Any borrowing or loan obligating ELOW; or

                  (3) Any transaction by ELOW that was not in the ordinary course of business conducted on a basis consistent with past practice which, to the best knowledge and belief of Seller, was not reflected in the corporate records of ELOW.

         (f) INSURANCE REGULATORY MATTERS. Except as disclosed in SCHEDULE 5(F), there is not now pending any proceeding with respect to ELOW that involves the insurance regulatory body of any state.

         (g) EMPLOYMENT MATTERS. ELOW is not subject to any collective bargaining agreements. ELOW is not an employer participating in, an employer obligated to contribute to, or a sponsor of, any "employee benefit plans" (as such term is defined in section 3(3) of ERISA), "welfare benefit funds" as such term is defined in section 419 of the Internal Revenue Code of 1986, as amended (the "Code"), deferred compensation, incentive or bonus plans or trusts exempt from tax under section 501(c)(9) or section 501(c)(20) of the Code, covering the employees, directors, agents, brokers, representatives or other personnel of ELOW (such Plans, funds or trusts being referred to herein as the "Employee Benefit Plans"). ELOW will, on or before the Closing Date, terminate its participation in any such Employee Benefit Plans. ELOW is not, and has not been, a party to a "multi-employer plan" (as such term is defined in section 3(37) of ERISA). No filing, application or matter with respect to any proposed Employee Benefit Plan is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, United States Department of Labor or other federal, state or foreign governmental agency.

         (h) PROPERTIES. ELOW has good and marketable title to all properties, interests in properties, and assets, real and personal, except for dispositions in the ordinary course of business or for adequate consideration, free and clear of all mortgages, liens, pledges, charges, or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, mechanic's and materialmen's liens for current construction work, and such imperfections of title, liens, easements, and encumbrances, if any, as are not substantial in character, amount, or extent and do not detract from the value or interfere with the present or proposed use of the property subject thereto or affected thereby or otherwise impair business operations. All leases pursuant to which ELOW leases any material real or personal property are in good standing, valid and effective in accordance with their respective terms. All material property and assets currently used by ELOW or in which it has an interest are in good operating condition and repair, ordinary wear and tear excepted.

         (i) FORMS OF POLICY. Each form of insurance policy, policy endorsement or amendment, reinsurance treaties and contracts, certificate of insurance, application form, and sales material used by ELOW in any jurisdiction has, where required, been approved by the appropriate insurance or other regulatory authorities of such jurisdiction.

         (j) ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against or involving ELOW. There are no actions, suits or claims or legal, administrative or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of ELOW or the Seller, threatened, against or involving ELOW or any of its properties or assets which, individually or in the aggregate, could have a material adverse effect upon the condition of ELOW. To the knowledge of ELOW or the Seller, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on a schedule attached hereto if currently pending or threatened.

         (k) COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 5(K), to Seller's best knowledge and belief, ELOW is in substantial compliance, and has substantially complied in every material respect, with all laws, regulations, rules and decrees of all governmental authorities whatsoever relating to the conduct of its business and ownership of its assets.

         (m) PATENTS; COPYRIGHTS; TRADE SECRETS; AND INTELLECTUAL PROPERTY. ELOW does not own any patents, copyrights, trademarks, trade names, service marks, trade secrets, computer application software or other intellectual property. To the best knowledge and belief of Seller, the conduct of ELOW's business as heretofore carried on is free from infringement by each of patents, trademarks, tradename rights, copyrights or publication rights of others and no notice of any such infringement has been received by Seller or ELOW.

         (n) DISCLOSURE. No representation or warranty by Seller contained in this Agreement or in any schedule, statement, exhibit, list, document, certificate or other written item of information furnished, or to be furnished, by, or on behalf of, Seller, pursuant to this Agreement or in connection with actions contemplated hereby, contains, or shall contain, any untrue statement of a material fact, or, to Seller's best knowledge and belief, omits, or shall omit, to state a material fact, necessary to make the statements made, in the light of the circumstances under which they are or were made, not misleading.

         (o) NO BREACH. Except as set forth on SCHEDULE 5(O), the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the articles of incorporation or by-laws of ELOW; (ii) require any consent, approval, or notice under or result in a violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, or contract or other agreement to which the Seller or ELOW or any of their respective properties may be bound;
(iii) result in the creation or attachment of any lien or other encumbrance on any property or right of ELOW; (iv) violate any order, judgment, injunction, award or decree of any court, arbitrator, or governmental or regulatory body applicable to the Seller or ELOW or any of their respective properties; (v) to the best knowledge of the Seller or ELOW, violate any statute, law, or regulation of any jurisdiction; or (vi) violate or result in the revocation, restriction, suspension, cancellation, or modification of any license.

         Section 6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents, warrants and agrees that the following statements are true and correct as of the date hereof and will be true and correct on the Closing
Date:

         (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) AUTHORITY FOR AGREEMENT. Purchaser has, or shall have at the time of Closing, all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement has been duly executed and delivered by Purchaser, acting through its duly authorized officers, and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

         (c) THIRD PARTY AUTHORIZATION. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, bureau, agency, commission or any third party is required to be obtained or made by Purchaser in connection with the execution, delivery, performance, validity and enforceability of this Agreement, in connection with its purchase of the Shares, except the approval of the Insurance Commissioners of the states of Ohio, Wisconsin and California ("Purchaser's Required Consents").

         (d) COMPLIANCE WITH LAW. This Agreement and the transactions contemplated hereby will not conflict with, nor result in the material breach or violation of, any laws, statutes, local ordinances, regulations, court order, administrative order, ruling or agreements with governmental or regulatory authorities to which Purchaser or any of its subsidiaries or affiliates is a party.

         (e) DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement or in any schedule, statement, exhibit, list, document, certificate or other written item of information furnished, or to be furnished, by, or on behalf of, Purchaser, pursuant to this Agreement or in connection with actions contemplated hereby, contains, or shall contain, any untrue statement of a material fact, or, to Purchaser's best knowledge and belief, omits, or shall omit, to state a material fact, necessary to make the statements made, in the light of the circumstances under which they are or were made, not misleading.

         (f) Accuracy of Information. Any information provided, or to be provided, in writing, by Purchaser, for presentation to any governmental or regulatory body, in connection with the transactions contemplated herein, or for inclusion in any filing with any governmental or regulatory body, to the best knowledge and belief of Purchaser, does not, and will not, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary to make the information not misleading.

         Section 7.  TAX MATTERS.

         (a) Except as set forth on SCHEDULE 7(a) hereto, and to the best knowledge of Seller: (i) ELOW has timely filed all Tax returns, reports, information returns or other documents (including documentation relating to the assessment and collection of Taxes) filed or required to be filed in any jurisdiction by or on behalf of ELOW ("Tax Returns") that have become due to be filed and has paid all taxes, assessments, fees, interest, penalties, if any, and other accrued governmental charges (collectively, "Tax" or "Taxes") payable for all periods covered by such Tax Returns and (ii) there are no audits or investigations relating to, and no claims, demands or assessments of, Taxes pending or threatened against ELOW. Except as set forth on SCHEDULE 7(a), the amounts accrued on the books and financial statements of ELOW for Taxes, whether or not due and payable, imposed on or with respect to the operations or assets of ELOW for all periods (or portions thereof) ending on or before the date hereof are sufficient for payment of all Taxes payable for such periods.

         (b) Except to the extent accrued on the books or financial statements of ELOW on the Closing Date, Seller shall pay and be responsible for any and all Taxes imposed on or with respect to the operations or assets of ELOW for all periods (or portions thereof) ending on or prior to the Closing Date (including any and all Taxes attributable to or resulting from ELOW having been affiliated with Seller). Seller shall hold Purchaser harmless from loss in respect of any liability for the aforementioned Taxes incurred by Purchaser and its affiliates in connection therewith (determined without regard to any deduction, credit or exclusion of Purchaser and its affiliates other than such items of ELOW). Notwithstanding anything else contained in this Section 7, Seller shall be entitled to receive and retain any refunds of Taxes attributable to operations of ELOW for periods ending on or prior to the Closing Date or arising from the carryback of any deduction or credit attributable to operations after the Closing Date."

         Section 8. COVENANTS OF SELLER PENDING THE CLOSING. Seller hereby covenants that, prior to the Closing, and except as otherwise consented to in writing by an executive officer of Purchaser or otherwise agreed to in writing by the parties:

         (a) ACCESS TO INFORMATION. Seller shall give to Purchaser and to Purchaser's accountants, actuaries, counsel and other representatives (hereinafter "Purchaser's Representatives") access, during normal business hours, throughout the period prior to the Closing, to all of ELOW's properties, books, contracts, commitments and records. During such period, Seller shall furnish to Purchaser all such information concerning the affairs of ELOW as Purchaser may reasonably request.

         (b) CONDUCT OF BUSINESS; ASSETS AND PROPERTIES. The business of ELOW shall be conducted only in the ordinary course and in a manner consistent with their respective operations since January 1, 1999 and Seller will use its best efforts to maintain and preserve all of ELOW's assets and properties.

         (c) CHANGES IN ARTICLES OF INCORPORATION AND BYLAWS. No change shall be made in the articles of incorporation or bylaws of ELOW.

         (d) CAPITALIZATION. No change shall be made in the authorized, issued or outstanding capital stock or other securities of ELOW, nor shall any option, warrant, right to purchase, commitment or arrangement be granted or made relating to any of such authorized, issued or outstanding capital stock or any other securities of ELOW.

         (e) BORROWING. No borrowing or agreement for borrowing shall be made by ELOW.

         (f) INSURANCE. Seller shall maintain in effect, until the Closing Date, insurance coverage against loss of, or damage to, the properties of ELOW, and against the liabilities and risks of the business of ELOW, including directors and officers liability insurance, in amounts and kinds not less favorable than those currently in effect.

         (g) BOOKS OF ACCOUNT. Seller shall cause ELOW to maintain, and continue to keep, its books, accounts and records in a manner that is consistent with prior practice.

         (h) COMPLIANCE WITH LAW. Seller shall cause ELOW to comply in all material respects with all laws, rules, regulations, orders and decrees of any governmental authority applicable to ELOW.

         (i) ENCUMBRANCES. Seller shall not permit ELOW to make, grant or incur any mortgage, easement, lien, restriction, encumbrance or security interest of any kind on any of its properties or assets, other than liens for taxes not yet due and payable.

         (k) CONTINUED DISCLOSURE. If any event or state of facts occurs or arises between the earlier of the date hereof or the date as of which disclosure has been made with respect to such type of event or state of facts, and the Closing Date, that, had it occurred or arisen prior to or on such date, would have been required by the terms hereof to be disclosed herein, Seller shall give immediate notice thereof in writing to Purchaser.

         Section 9. ACTIONS OF THE PARTIES PRIOR TO THE CLOSING DATE. Prior to the Closing Date, the parties shall take, or, in the case of Seller, cause ELOW to take, as appropriate, the following actions:

         (a) APPROVALS. Purchaser and Seller shall use their respective best efforts to obtain the approval of any Purchaser's Required Consents or Seller's Required Consents, respectively, for the sale and purchase of the Shares as promptly as possible after the execution of this Agreement.

         (b) ADVERSE RULINGS. Purchaser shall promptly notify Seller of any final, adverse regulatory ruling that, in the good faith judgment of Purchaser or its counsel, would prevent the sale and purchase of the Shares.

         Section 10. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser herein shall be true and correct in all material respects, on the Closing Date, and shall be confirmed, in writing, at the Closing, by Purchaser.

         (b) PERFORMANCE BY PURCHASER. All of the terms and conditions of this Agreement to be complied with and performed by Purchaser, on or before the Closing Date, shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered under Section 4(b) hereof.

         (c) LEGAL CHALLENGE. No suit, action or other proceeding shall be pending before any court or governmental agency and no claims shall have been asserted in which it is, or will be, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the sale and purchase of the Shares.

         (d) APPROVALS. All necessary Seller's Required Consents and Purchaser's Required Consents shall have been obtained for the sale and purchase of the Shares.

         (e) MERGER AGREEMENT. Purchaser shall cause NLIC to enter into a Plan and Agreement of Merger wherein immediately upon the Closing of the transactions contemplated in this Agreement, ELOW shall be merged with and into NLIC, and NLIC shall be the surviving entity.

         Section 11. CONDITIONS TO OBLIGATIONS OF PURCHASER. The Obligations of Purchaser hereunder are, at the option of Purchaser, subject to the conditions that, at the Closing Date:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller herein shall be true and correct in all material respects, on the Closing Date, and shall be confirmed, in writing, at the Closing, by Seller.

         (b) PERFORMANCE BY SELLER. All of the terms and conditions of this Agreement to be complied with and performed by Seller, on or before the Closing Date, shall have been complied with and performed in all material respects, including, without limitation, the delivery of each of the items to be delivered under Section 4(a) hereof.

         (c) APPROVALS. All Purchaser's Required Consents and Seller's Required Consents shall have been obtained for the sale and purchase of the Shares.

         (d) LEGAL CHALLENGE. No suit, action or other proceeding shall be pending before any court or governmental agency and no claims shall have been asserted in which it is, or will be, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the sale and purchase of the Shares.

         (e) MERGER AGREEMENT. Seller shall cause ELOW to enter into a Plan and Agreement of Merger wherein immediately upon the Closing of the transactions contemplated in this Agreement, ELOW shall be merged with and into NLIC, and NLIC shall be the surviving entity.

         Section 12.  EVENTS OF TERMINATION.

         (a) If, after exercise of Seller's and Purchaser's best efforts, one or more of the Purchaser's Required Consents or Seller's Required Consents required by this Agreement shall have been formally denied and disapproval received, then Seller or Purchaser may, by written notice to the other, terminate this Agreement.

         (b) If the Closing has not taken place prior to or on December 31, 1999, the Agreement shall terminate, unless it is extended by agreement of the Seller and Purchaser.

         (c) This Agreement may be terminated at any time by mutual consent of Seller and Purchaser in writing.

         Section 13.  INDEMNIFICATION.

         (a) SELLER'S INDEMNIFICATION. Seller, its successors and assigns, shall defend, indemnify and hold Purchaser, and its directors, officers and employees, wholly harmless from and against any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel and related disbursements) incurred by Purchaser as a result of (1) the breach of, or any inaccuracy in, any of the representations, warranties, covenants and agreements of Seller contained in this Agreement, in any certificate(s) delivered pursuant hereto or in any schedule attached hereto, or (2) Seller's negligent or wrongful performance or non-performance of its obligations pursuant to this Agreement.

         (b) PURCHASER'S INDEMNIFICATION. Purchaser, its successors and assigns, shall defend, indemnify and hold Seller, its directors, officers and employees, wholly harmless from and against any and all liability, loss, cost and expense whatsoever including reasonable fees of legal counsel and related disbursements) incurred by Seller as a result of (1) the breach or any inaccuracy in, any of the representations, warranties, covenants and agreements of Purchaser contained in this Agreement, or in any certificate(s) delivered pursuant hereto or in any schedule attached hereto, or (2) Purchaser's negligent or wrongful performance or non-performance of its obligations pursuant to this Agreement.

         Section 14.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained herein shall survive Closing hereunder and be enforceable for a period of twenty-four (24) months after the Closing Date.

         Section 15. EXPENSES. Except as they may otherwise agree hereafter, each of the parties shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

         Section 16. COOPERATION CLAUSE. Each party agrees to execute and deliver, or cause to be executed and delivered, at or after the Closing, such additional or further transfers, assignments, resolutions, endorsements, powers of attorney and other instruments or documents as may reasonably be requested by the other for the purpose of carrying out the intentions of the parties hereto. After the Closing, any reasonable out-of-pocket expenses associated with preparing or obtaining the requested material shall be borne by the requesting party. Each party agrees to cooperate with the other in effecting the sale and purchase of the Shares.

         Section 17. WAIVER OF COVENANTS AND CONDITIONS. At any time, prior to the Closing Date or at the Closing, any party hereto may waive, in writing, compliance with any covenant or condition by, or breach of any representation or warranty by, any other party hereto.

         Section 18. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time delivered or mailed, certified mail, return receipt requested:

If to Seller, to:

Nationwide Corporation
One Nationwide Plaza
Columbus, OH 43215
Attn:    David A. Diamond, Treasurer

If to Purchaser, to:

Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio 43215
Attn:    Mark R. Thresher, Senior Vice President- Finance and Treasurer

or to any such other address or individuals as designated in writing by the appropriate party.

         Section 19. ASSIGNMENT. None of the rights or obligations of any party hereto may be assigned or delegated, in whole or in part, without the consent, in writing, of the other party.

         Section 20. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between Seller and Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The headings in this Agreement are for convenience or reference only and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may be amended only by a writing signed by all parties hereto. Time shall be of the essence of the Agreement. No representation, warranty, condition, understanding or agreement of any kind shall be binding on the parties unless incorporated herein.

         Section 21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio and shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto, pursuant to authority given by their respective Boards of Directors, have caused this Agreement to be duly entered into and executed under seal, as of the date first above written.

NATIONWIDE CORPORATION


---------------------------
David A. Diamond
Treasurer


NATIONWIDE FINANCIAL SERVICES, INC.


---------------------------
Mark R. Thresher
Senior Vice President- Finance and Treasurer

                                  SCHEDULE 5(a)
                                LICENSES OF ELOW

ELOW is licensed to conduct business in the following states:



Alabama                                      Montana
Alaska                                       Nebraska
Arizona                                      Nevada
Arkansas                                     New Hampshire
California                                   New Jersey
Colorado                                     New Mexico
Connecticut                                  North Carolina
Delaware                                     North Dakota
District of Columbia                         Ohio
Florida                                      Oklahoma
Georgia                                      Oregon
Hawaii                                       Pennsylvania
Idaho                                        Rhode Island
Illinois                                     South Carolina
Indiana                                      South Dakota
Iowa                                         Tennessee
Kansas                                       Texas
Kentucky                                     Utah
Louisiana                                    Vermont
Maine                                        Virginia
Maryland                                     Washington
Massachusetts                                West Virginia
Michigan                                     Wisconsin
Minnesota                                    Wyoming
Mississippi
Missouri

                                  SCHEDULE 5(e)
                               ABSENCE OF CHANGES



On June 29, 1999 ELOW ceded to and Nationwide Life Insurance Company ("NLIC") assumed on a modified coinsurance basis, 100% of ELOW's: 1) group pension annuity contracts including any agreements which provide periodic or deferred annuity payments pursuant to such contracts; and 2) all other individual group or immediate annuity contracts which provide for periodic annuity payments. The ceding commission to be paid by NLIC to ELOW is $4.7 million pretax net gain with a corresponding net loss to NLIC. There will be no reserve transfer between the companies and no pretax financial impact to the ultimate controlling persons of the two companies.

                                  SCHEDULE 5(f)
                          INSURANCE REGULATORY MATTERS



There is not pending any proceeding with respect to ELOW that involves the regulatory body of any state. To the Knowledge of Seller, there is no state of facts currently existing that makes it likely that any such proceeding might occur in the future.

                                  SCHEDULE 5(k)
                      COMPLIANCE WITH LAWS AND REGULATIONS


                                      NONE

                                  SCHEDULE 5(o)
                                    NO BREACH


                                      NONE

                                  SCHEDULE 7(a)
                                   TAX MATTERS



                                      NONE